Exhibit 1.1

Execution Copy

HOST HOTELS & RESORTS, INC.

Common Stock

Underwriting Agreement

April 24, 2009

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

DEUTSCHE BANK SECURITIES INC.

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Host Hotels & Resorts, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I (the “Underwriters”) an aggregate of 66,000,000 shares (the “ Firm Shares”) of Common Stock, $0.01 par value (“Stock”), of the Company. The Company also proposes to issue and sell to the Underwriters not more than an additional 9,750,000 shares of Stock, par value $0.01 per share (the “Additional Shares”), if and to the extent that you shall have determined to exercise the right to purchase such shares of Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”.

1. The Company represents and warrants to, and agrees with the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-155689), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares, has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof and became effective upon filing. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration

Statement.” No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Final Prospectus is called, together with the Base Prospectus, a “Preliminary Prospectus.” The Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus.” The form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”. Any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such prospectus; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus.”

(b) No order preventing or suspending the use of any Preliminary Prospectus, Pricing Prospectus or Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein.

(c) For the purposes of this Agreement, the “Applicable Time” is 8:30 a.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, when considered together with the price to public of the Shares and the number of Shares as set forth on the cover page of the Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and any free writing prospectus listed on Schedule III(a), as the case may be, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 1(c) shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein.

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein.

(e) The Registration Statement and any post effective amendment thereto, at each time of effectiveness and at the date hereof, conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein.

(f) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the execution time of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.

(g) Each of the Company and its consolidated subsidiaries has been duly organized, is validly existing as a corporation (in the case of the Company), limited liability company (in the case of the Company’s subsidiaries that are limited liability companies) or limited partnership (in the case of the Company’s subsidiaries that are limited partnerships) in good standing under the laws of its respective jurisdiction of organization and has the requisite power and authority to carry on its business as it is currently being conducted, and to own, lease and operate its properties as described in the Pricing Prospectus; and, as applicable, has the requisite power and authority to authorize the offering of the Shares, to execute, deliver and perform this Agreement and to issue, sell and deliver the Shares; and each of the Company and its consolidated subsidiaries is duly qualified and is in good standing as a foreign corporation (or other entity) authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing in such jurisdictions would not, singly or in the aggregate, have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), business affairs or prospects of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Effect”).

(h) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each consolidated subsidiary of the Company have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each such subsidiary other than the subsidiaries set forth on Schedule II hereto (which subsidiaries are so owned in the amounts listed thereon) is owned, directly or through subsidiaries, by the Company (in each case, except for 3% of the partnership interests in Host Hotels & Resorts, L.P. held by third parties, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008). All such shares of capital stock owned by the Company through its subsidiaries are fully paid and non-assessable (except for the capital stock of the subsidiaries incorporated or amalgamated under the laws of the Provinces of Nova Scotia, the capital stock of which, is assessable pursuant to Section 135 of the Companies Act (Nova Scotia)), and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a “Lien”), except for security interests in shares of certain subsidiaries of the Company pursuant to the Second Amended and Restated Pledge and Security Agreement (the “Pledge and Security Agreement”) relating to Host Hotels & Resorts, L.P.’s, a Delaware limited partnership (the “Operating Partnership”), 7 1/8% Series K senior notes due 2013, 7% Series M senior notes dues August 2012, 6 3/8% Series O senior notes due March 2015, 6 3/4% Series Q senior notes due June 2016 and 6 7/8% Series S senior notes due November 2014 and the Operating Partnership’s 3.25% exchangeable senior debentures due 2024 and 2 5/8% exchangeable senior debentures due April 2027 (collectively, the “Senior Notes”), borrowings under the Second Amended and Restated Credit Agreement, dated as of May 25, 2007, among the Operating Partnership and certain subsidiaries, the banks party thereto from time to time, and Deutsche Bank AG New York Branch, as administrative agent (the “Credit Facility”) and certain other obligations as set forth in the Pledge and Security Agreement. The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights and will conform to the description thereof contained in the Pricing Prospectus. Except as may be described in the Pricing Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens (other than Liens pursuant to the Pledge and Security Agreement) related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any subsidiary of the Company owned directly or indirectly by the Company.

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock of each consolidated subsidiary of the Company owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any Lien, other than Liens pursuant to the Pledge and Security Agreement.

(j) Neither the Company nor any of its consolidated subsidiaries has received from any governmental authority notice of any condemnation of or zoning change affecting their respective properties or any part thereof or of any violation of any municipal, state or federal law, rule or regulation concerning its properties or any part thereof which has not heretofore been cured or which would have a Material Adverse Effect, or which could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its consolidated subsidiaries knows of any such condemnation or zoning change which is threatened on any of their properties or any such violation, which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its consolidated subsidiaries is in violation of its respective charter or bylaws or other similar organizational instrument or in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which any of the Company or any of its consolidated subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its consolidated subsidiaries is subject, except for such violations or defaults which would neither have a Material Adverse Effect nor reasonably be expected materially and adversely to affect the consummation of this Agreement or the transactions contemplated hereby.

(k) This Agreement has been duly authorized and validly executed and delivered by the Company.

(l) The execution and delivery of this Agreement by the Company, the issuance and sale of the Shares, the performance of this Agreement and the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the respective charter or bylaws or other similar organizational instrument of the Company or any of its consolidated subsidiaries or any of the terms or provisions thereof, (ii) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its consolidated subsidiaries, or other impairment of the rights of the holder of any such Authorization, except for suspensions, terminations or revocations or other impairments which would not have a Material Adverse Effect, (iii) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its consolidated subsidiaries is or may be subject or (iv) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of its consolidated subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or any of its consolidated subsidiaries, or any of their respective properties except in the case of clauses (iii) or (iv) above, for such suspensions, terminations, revocations, impairments, conflicts or violations which would neither have a Material Adverse Effect nor reasonably be expected materially and adversely to affect the consummation of this Agreement or the transactions contemplated hereby.

(m) Except as may be described in the Pricing Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of its consolidated subsidiaries, or their respective properties, which is required to be disclosed in the Pricing Prospectus and are not so described, or which would result, singly or in the aggregate, in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby, and to the best of the Company’s knowledge, no such proceedings are contemplated or threatened. No contract or document of a character required to be described in the Pricing Prospectus, in order to prevent the Pricing Prospectus, as of its date from containing any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, is not so described.

(n) To the best knowledge of the Company (A) no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Shares or prevents or suspends the use of the Pricing Prospectus or Prospectus and (B) no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of its consolidated subsidiaries which would prevent or suspend the issuance or sale of the Shares or the use of the Pricing Prospectus or Prospectus. Every request of any securities authority or agency of any jurisdiction for additional information (to be included in the Pricing Prospectus or Prospectus) has been complied with in all material respects.

(o) Except as would not, singly or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its consolidated subsidiaries is in violation of any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such permit, license or approval.

(p) The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, or of Marriott International, Inc. (or its consolidated subsidiaries) which would have a Material Adverse Effect.

(q) Except with respect to the Hotel Trades Council and Hotel Association Pension Fund and the Host International, Inc. Cleveland Retirement Benefit Plan, neither the Company nor any of its consolidated subsidiaries has sponsored, maintained or contributed to, directly or indirectly, within the last five years, any employee benefit plan subject to Title IV of ERISA, including without limitation “multiemployer plans” (as defined in Section 4001(a)(3) of ERISA).

(r) Neither the Company nor any of its consolidated subsidiaries has violated any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(s) The operations of the Company and its consolidated subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any instances of non-compliance that would not, singly or in the aggregate, have a Material Adverse Effect. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except for any actions, suits or proceedings that would not, singly or in the aggregate, have a Material Adverse Effect.

(t) Neither the Company nor any of its consolidated subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department

(“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(u) Each of the Company and its consolidated subsidiaries have good and marketable and insurable title, free and clear of all Liens, to all property and assets described in the Pricing Prospectus as being owned by it, except for Liens described in the Pricing Prospectus (including, without limitation, all Liens relating to mortgages reflected on the historical or pro forma financial statements or described in the notes thereto included or incorporated by referenced in the Pricing Prospectus) and Liens imposed pursuant to the Pledge and Security Agreement or by the indentures relating to the Senior Notes and the Credit Facility or Liens that would not have a Material Adverse Effect and (ii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or its consolidated subsidiaries that are required to be disclosed in the Pricing Prospectus are disclosed.

(v) Except as disclosed in the Pricing Prospectus (excluding any supplement or amendment after the date hereof), subsequent to the date of the Pricing Prospectus and up to each Closing Date (as defined below), neither the Company nor any of its consolidated subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its consolidated subsidiaries taken as a whole, nor entered into any material transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change, or any development which would involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), business affairs or prospects of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Change”).

(w) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(x) Neither the Company nor any of its respective affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(y) (i) The Company and its consolidated subsidiaries have all certificates, consents, exemptions, orders, permits, licenses, authorizations or other approvals (each, an “Authorization”) of and from, and have made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Pricing Prospectus and all such Authorizations are in full force and effect, except to the extent that the failure to obtain or file or cause to remain in effect would not, singly or in the aggregate, have a Material Adverse Effect, (ii) the Company and its consolidated subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto and (iii) neither the Company nor its consolidated subsidiaries has received any notice of proceedings relating to the revocation or modification of any Authorization, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z) The Stock conforms in all material respects to the description thereof set forth under the caption “Description of Capital Stock” contained or incorporated by reference in the Registration Statement and the Pricing Prospectus.

(aa) The statements in the Prospectus under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(bb) To the Company’s knowledge, KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Act.

(cc) Neither the Company nor any of its consolidated subsidiaries is, nor, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus, will be, an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended.

(dd) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to Section 8 shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(ee) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States, or GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the

Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15(e) under the Exchange Act.

(gg) Neither the Company nor any of its consolidated subsidiaries is in violation of any statute, law, ordinance, governmental rule or regulation or any judgment, decree, rule or order of any court or governmental agency or authority applicable to the Company or its consolidated subsidiaries or any of their respective properties or assets or any applicable zoning laws, ordinances and regulations, except such violations as would not, singly or in the aggregate, have a Material Adverse Effect.

(hh) Except as described in the Pricing Prospectus, the leases under which the Company or its consolidated subsidiaries holds or uses real property or other material assets as a lessee (“Leases”) are in full force and effect; and each of the Company and its consolidated subsidiaries has complied with its obligations under the Leases and its franchise agreements other than any non-compliance which, individually or in the aggregate would not result in a Material Adverse Effect; and neither the Company nor any of its consolidated subsidiaries knows of any default by any other party to the Leases and its franchise agreements which, alone or together with other such defaults, would have a Material Adverse Effect.

(ii) Since January 1, 1999, the Company has operated, and currently intends to continue to operate, in a manner so as to be qualified and to be subject to tax as a REIT under section 856 et seq of the Internal Revenue Code of 1986, as amended (the “Code”), on and after January 1, 1999.

(jj) All material Tax returns required to be filed by the Company and each of its material consolidated subsidiaries have been filed or validly extended and to the Company’s knowledge all such returns are true, complete, and correct in all material respects. To the Company’s knowledge, all material Taxes that are due from the Company and each of its material consolidated subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) those that have been or would be contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its consolidated subsidiaries in accordance with GAAP. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign income taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(kk) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(ll) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Shares.

2. Subject to the terms and conditions herein set forth,

(a) the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name, at a purchase price per share of $6.336; and

(b) the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 9,750,000 Additional Shares at a purchase price of $6.336. If the Underwriters elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the First Closing Date (as defined below) but not earlier than the First Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 2 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Upon the authorization by you of the release of the Shares, the Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the Underwriters at 10:00 a.m., New York City time, on the third New York Business Day following the date of this Agreement. The time and date of such payment are hereinafter referred to as the “First Closing Date”.

(b) Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or on such other date, in any event not later than the fifth New York Business Day following the date of the exercise of such option, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Optional Closing Date” (each of the First Closing Date and the Optional Closing Date, if any, being sometimes referred to as a “Closing Date.”)

(c) The documents to be delivered at such Closing Date by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Latham & Watkins, 555 11th Street, NW, Washington DC 20004 (the “Closing Location”), and the Shares will be delivered at the office of the Depository Trust Company or its designated custodian, all at such Closing Date. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make only those amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus prior to a Closing Date which shall be required by law or requested by the Commission; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 A.M., New York City time, on April 28, 2009 and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriters are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriters, to prepare and deliver to you as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158); it being understood that such delivery requirements shall be deemed met by the Company’s reporting requirement pursuant to the Exchange Act and Rules and Regulations, to the extent set forth in Rule 158 of the Rules and Regulations under the Securities Act;

(e) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than the offer and sale of Shares pursuant to this Agreement, pursuant to employee and director compensation plans existing on the date hereof or pursuant to the Host Hotels & Resorts 2009 Comprehensive Stock and Cash Incentive Plan to be approved at the May 2009 annual meeting, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement including, but not limited to, the Operating Partnership’s class A units, 3.25% Exchangeable Senior Debentures due 2024 and 2 5/8% Exchangeable Senior Debentures due 2027), without your prior written consent; provided, however, the Company may issue up to 2.5% of its outstanding shares of Stock (after giving effect to this offering) to a seller in connection with an asset acquisition, provided, that each such seller executes an agreement stating that it is receiving and holding such securities subject to the remaining term of the restrictions contained in this Section 5(e);

(f) To use its reasonable best efforts to deliver or cause to be delivered prior to or on the First Closing Date, executed copies of an agreement from each of the Company’s executive officers and each member of the Company’s board of directors, in the form attached as Annex A hereto;

(g) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this Section 5(g) by making any such reports, communications or information generally available on its website or by filing such information through the Commission’s EDGAR system (“EDGAR”);

(h) During a period of five years from the effective date of the Registration Statement, to furnish to you copies upon request of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you upon request as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, other than those reports or other communications that are publicly available on EDGAR;

(i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(j) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”); and

(k) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

6. (a) The Company represents and agrees that, without your prior consent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriters represent and agree that, without the prior consent of the Company, they have not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by you and the Company and is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you and, if requested by you, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company through you expressly for use therein.

7. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Pricing Prospectus, any Issuer Free Writing Prospectus, any free writing prospectus listed on Schedule III(a) and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Firm Shares to be delivered on the First Closing Date and the Additional Shares to be delivered on the Optional Closing Date, if any, shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated as of such Closing Date, in form and substance reasonably acceptable to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Latham & Watkins LLP, special counsel for the Company, shall have furnished to you their written opinion, dated as of such Closing Date, in form and substance satisfactory to you, to the effect that:

(i) The execution and delivery of this Agreement and the issuance and sale of the Shares by the Company to you and the other Underwriters pursuant to this Agreement do not on the Closing Date:

(A) violate any federal or New York statute, rule or regulation applicable to the Company;

(B) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company that have not been obtained or made;

(ii) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(iii) The Registration Statement at April 24, 2009, including the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need not express any view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete

(d) Venable LLP, counsel for the Company, shall have furnished to you their written opinion, dated as of such Closing Date, in form and substance satisfactory to you, to the effect that:

(i) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(ii) Host Holding Business Trust (“Host Holding”) is a business trust duly formed under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT;

(iii) The Company has the corporate power to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus under the caption “The Company”;

(iv) All of the issued and outstanding common shares of beneficial interest in Host Holding have been duly authorized, and are validly issued, fully paid and nonassessable and are owned by HST LT LLC, a Delaware limited liability company which is a wholly owned subsidiary of the Operating Partnership;

(v) This Agreement has been duly authorized, executed and delivered by the Company;

(vi) The issuance and sale of the Shares by the Company, the performance by the Company of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in any violation of (a) the Charter or Bylaws of the Company, (b) the Declaration of Trust or Bylaws of Host Holding or (c) any Maryland statute, rule or regulation applicable to the Company or Host Holding;

(vii) The issuance of the Shares is not subject to preemptive or other similar rights of any securityholder of the Company under (a) the Maryland General Corporation Law (“MGCL”), (b) the Charter or Bylaws or (c) the Declaration of Trust or Bylaws of Host Holding;

(viii) The Stock conforms in all material respects to the description thereof set forth under the caption “Description of Capital Stock—Common Stock” contained in the Registration Statement; and

(ix) No consent, approval, authorization or order of, or qualification with, any governmental authority or agency of the State of Maryland (other than as may be required under the securities or “blue sky” laws of the State of Maryland, as to which no opinion is expressed) is required in connection with the offering, issuance or sale of the Shares.

(e) Hogan & Hartson, LLP, special tax counsel to the Company, shall have furnished to you their written opinion, dated as of such Closing Date, in form and substance satisfactory to you, to the effect that:

(i) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, effective for its taxable years ended December 31, 1999 through and including December 31, 2008, and the Company’s current organization and current and intended method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for taxable year 2009 and thereafter;

(ii) The discussion in the Form 8-K filed with the Securities and Exchange Commission on March 2, 2009 and captioned “Material Federal Income Tax Considerations,” which discussion is incorporated by reference into the Prospectus, and the discussion in the Prospectus captioned “Risk Factors—We may change the dividend policy for our common shares in the future,” to the extent that such discussions describe provisions of federal income tax law, is correct in all material respects.

(f) Elizabeth A. Abdoo, Executive Vice President and General Counsel for the Company, shall have furnished to you their written opinion, dated as of such Closing Date, in form and substance satisfactory to you, to the effect that:

(i) Each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X, but excluding Host Holding Business Trust) of the Company is a duly organized and validly existing limited liability company, partnership or corporation in good standing (except for any such significant subsidiaries that are general partnerships, as to which the concept of “good standing” does not apply) under the laws of its jurisdiction of formation; and all of the issued equity interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for the OP Units) are owned directly or indirectly by the Company, and to the knowledge of such counsel are free and clear of all Liens, except for Liens relating to the existing Senior Notes and the Credit Facility or under the Pledge and Security Agreement or otherwise disclosed in or incorporated by reference into the prospectus (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its consolidated subsidiaries, provided that such counsel shall state that she believes that both she and you are justified in relying upon such opinions and certificates);

(ii) The Company and its consolidated subsidiaries have good and marketable and insurable title to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its consolidated subsidiaries; and any real property and buildings held under lease by the Company and its consolidated subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its consolidated subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its consolidated subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its consolidated subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or its consolidated subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

(iii) To the best of such counsel’s knowledge, there is no legal or governmental proceeding, pending or threatened in writing or against the Company or any of its consolidated subsidiaries, or their respective properties, which is required to be disclosed in the Prospectus and are not so described;

(iv) The execution and delivery of the Shares by the Company, and the performance by the Company of its obligations under this Agreement (including the issuance and sale of the Shares to the Underwriters) will not (a) conflict with or result in a breach or violation of any of the respective charter or bylaws or other similar organizational instrument of any of the Company’s subsidiaries, (b) to such counsel’s knowledge, result in the suspension, termination or revocation of any material Authorization (as defined below) of the Company or any of its consolidated subsidiaries or, (c) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its consolidated subsidiaries is or may be subject or (d) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(v) Neither the Company nor any of its consolidated subsidiaries is in violation of its Articles of Incorporation or By-laws, or similar organizational documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; and

(vi) The documents incorporated by reference to the Prospectus and any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein and other financial and statistical data, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(g) In addition, each of Latham & Watkins and Elizabeth A. Abdoo shall also confirm, in a separate letter, that subject to customary qualifications as to such counsel’s participation, review and reliance, no facts came to such counsel’s attention that caused such counsel to believe that: (i) the Registration Statement, at the time it became effective on April 24, 2009, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Preliminary Prospectus, as of April 24, 2009 (together with the Incorporated Documents at that date), when taken together with the price to public of the Shares and the number of Shares as set forth on the cover page of the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date or as of the Closing Date (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood, however, that such counsel need not express any views with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or the Incorporated Documents.

(h) On the date of the Prospectus at a time prior to the execution of this Agreement and at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Closing Date, KPMG LLP shall have furnished to you a letter in the form heretofore agreed upon;

(i) Neither the Company nor any of its consolidated subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its consolidated subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ investment or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at on such Closing Date on the terms and in the manner contemplated in the Prospectus;

(j) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule

436(g)(2) under the Act; provided, that, such securities may be downgraded to Ba2 by Moody’s Investors Service or BB by Standard & Poor’s Ratings Services without creating a termination right under this Section 8(j), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus;

(l) The Shares to be sold at such Closing Date shall have been duly listed, subject to notice of issuance, on the Exchange;

(m) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the Company’s executive officers, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you; and

(n) The Company shall have furnished or caused to be furnished to you at such Closing Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Base Prospectus, the Pricing Prospectus the Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (including local counsel) to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11. If for any reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the you in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to: c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, N.Y. 10036, facsimile: (646) 855-5016, Attention: Syndicate Department, and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement.

15. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20. If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

[Signature Pages Follow]

Very truly yours,

Host Hotels & Resorts, Inc.

By:	/s/ Larry K. Harvey
Name:	Larry K. Harvey
Title:	Executive Vice President & CFO

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jack Vissicchia
Name:	Jack Vissicchia
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Brad Miller
Name:	Brad Miller
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jeremy Fox
Name:	Jeremy Fox
Title:	Managing Director

Schedule I

Underwriters	Firm Shares	Additional Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	14,850,000	2,193,750

Deutsche Bank Securities Inc.	14,850,000	2,193,750

Goldman, Sachs & Co.	9,240,000	1,365,000

J.P. Morgan Securities Inc.	9,240,000	1,365,000

ABN AMRO Incorporated	1,980,000	292,500

Barclays Capital Inc.	1,980,000	292,500

BNY Mellon Capital Markets, LLC	1,980,000	292,500

Calyon Securities (USA) Inc.	1,980,000	292,500

Citigroup Global Markets Inc.	1,980,000	292,500

Raymond James & Associates, Inc.	1,980,000	292,500

Scotia Capital (USA) Inc.	1,980,000	292,500

UBS Securities LLC	1,980,000	292,500

Wachovia Capital Markets, LLC	1,980,000	292,500

Total:	66,000,000	9,750,000

Schedule II

Subsidiaries Not Wholly Owned

by

HOST HOTELS & RESORTS, INC.

Name of Non-Wholly Owned Subsidiary	Percentage Owned By Host Hotels & Resorts, Inc. (Indirectly or Directly)
Lauderdale Beach Association	49.09%

Philadelphia Market Street Marriott II Limited Partnership	96.88%

Philadelphia Market Street HMC Hotel Limited Partnership	97.75%

Elcrisa S.A. de C.V.	34.06% Common; 54.09% Preferred

Schedule III

(a)	Free Writing Prospectuses: None

(b)	Issuer Free Writing Prospectuses: None